UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 10, 2007
CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Louisiana Street
Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Placement Agent Agreement
Opinion of Baker Botts L.L.P.
Form of Securities Purchase Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
          On September 10, 2007, Carrizo Oil & Gas, Inc. (the “Company”) entered into a Placement Agent Agreement with RBC Capital Markets Corporation, as managing placement agent, relating to the offering to certain investors (the “Investors”) of shares of the Company’s common stock, par value $0.01 per share, pursuant to the Company’s registration statement on Form S-3 (File No. 333-142346), as amended.
          Following the pricing of the offering, on September 11, 2007, the Company entered into Securities Purchase Agreements with the Investors providing for the sale of an aggregate of 1.8 million shares of common stock in the offering at a purchase price of $41.40 per share. The net proceeds of the offering to the Company will be approximately $72.1 million after deducting placement agents’ commissions and expense reimbursements but before deducting other offering expenses. We expect to use substantially all of the net proceeds to fund in part our capital expenditure program, including our drilling and leasing programs in the Barnett Shale and appraisal well drilling in the North Sea, and for other corporate purposes. Pending those uses, we intend to use a portion of the net proceeds to repay the $50 million of outstanding borrowings under our revolving credit facility that matures on May 25, 2010. As of September 10, 2007, $50 million principal amount, bearing interest at a weighted average rate of 7.2%, was outstanding under our revolving credit facility. We originally borrowed this amount to fund our ongoing exploration program. The offering is expected to close on or before September 14, 2007, subject to customary conditions.
          The foregoing descriptions of the Placement Agent Agreement and the Securities Purchase Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are attached as exhibits to this report and incorporated by reference herein.
Item 7.01 Regulation FD Disclosure
          On September 12, 2007, the Company issued a press release regarding the offering described in Item 1.01 above, which is furnished as Exhibit 99.1 to this report.
          None of the information furnished in Item 7.01 and the accompanying Exhibit 99.1 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.
          Certain statements in this report, including but not limited to statements regarding closing and the use of proceeds and other statements that are not historical facts, are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include satisfaction of closing conditions, results of operations, general market conditions, results and dependence on exploratory drilling activities, results of any drilling operations, operating risks, risks of foreign operation, risks of offshore operations, oil and gas price levels, land issues, availability of equipment, weather and other risks described in our Form 10-K for the year ended December 31, 2006 and our other filings with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits
                  (d) Exhibits.

Exhibit Number	Description

1.1	Placement Agent Agreement between RBC Capital Markets Corporation and Carrizo Oil & Gas, Inc., dated September 10, 2007.

5.1	Exhibit 5.1 Opinion of Baker Botts L.L.P.

10.1	Form of Securities Purchase Agreement between Carrizo Oil & Gas, Inc. and the purchasers named therein.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

99.1	Press Release issued by the Company on September 12, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling

Name:	Paul F. Boling
Title:	Vice President and Chief Financial Officer
Date: September 12, 2007

Exhibit Index

Exhibit Number	Description

1.1	Placement Agent Agreement between RBC Capital Markets Corporation and Carrizo Oil & Gas, Inc., dated September 10, 2007.

5.1	Exhibit 5.1 Opinion of Baker Botts L.L.P.

10.1	Form of Securities Purchase Agreement between Carrizo Oil & Gas, Inc. and the purchasers names therein.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

99.1	Press Release issued by the Company on September 12, 2007.